Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-68278 on Form S-3, No. 333-69254 on Form S-8 and No. 333-61440 on Form S-4 of AmerisourceBergen Corporation of our report dated November 7, 2001, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation and subsidiaries included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 2001.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 27, 2001